EXHIBIT 10.3

COMMERCIAL GUARANTY AGREEMENT

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce Phil Mulacek (the “Investor”), to make a loan to Empire North Dakota LLC, a Delaware limited liability company (the “Company”), Empire Petroleum Corporation, a Delaware corporation (the “Guarantor”), hereby absolutely and unconditionally guarantees to the Investor the full and prompt payment when due, whether at maturity or earlier, by reason of acceleration or otherwise, of the debts, liabilities and obligations that the Company may now or at any time hereafter owe to the Investor under that certain Promissory Note due October 31, 2023 in the original principal amount of $5,000,000 issued by the Company to the Investor (the “Indebtedness”).

The Guarantor further acknowledges and agrees with the Investor that:

1.               No act or thing need occur to establish the liability of the Guarantor hereunder, and no act or thing, except full payment and discharge of the Indebtedness, shall in any way exonerate the Guarantor or modify, reduce, limit, or release the liability of the Guarantor hereunder.

2.               This is an absolute, unconditional, and continuing guaranty of payment of the Indebtedness and shall continue to be in force and be binding upon the Guarantor until the full payment and discharge of the Indebtedness.

3.               If the Guarantor shall be or become insolvent (however defined), then the Investor shall have the right to declare immediately due and payable, and the Guarantor will forthwith pay to the Investor, the full amount of all Indebtedness, whether due and payable or unmatured. If the Guarantor voluntarily commences or there is commenced involuntarily against the Guarantor a case under the United States Bankruptcy Code, the full amount of all Indebtedness, whether due and payable or unmatured, shall be immediately due and payable without demand or notice thereof.

4.               The liability of the Guarantor hereunder shall be unlimited, to include all Indebtedness, as well as accrued interest thereon and all attorneys’ fees, collection costs and enforcement expenses referable thereto. Indebtedness may be created or continued in any amount, whether or not in excess of such principal amount, without affecting or impairing the liability of the Guarantor hereunder.

5.               The Guarantor will pay or reimburse the Investor for all costs and expenses (including reasonable attorneys’ fees and legal expenses) incurred by the Investor in connection with the protection, defense, or enforcement of this Guaranty in any litigation or bankruptcy or insolvency proceedings.

6.               Whether or not any existing relationship between the Guarantor and the Company has been changed or ended, the Investor may, but shall not be obligated to, enter into transactions resulting in the creation or continuance of the Indebtedness, without any consent or approval by the Guarantor and without any notice to the Guarantor. The liability of the Guarantor shall not be affected or impaired by any of the following acts or things (which the Investor is expressly authorized to do, omit or suffer from time to time, both before and after revocation of this Guaranty, without notice to or approval by the Guarantor): (i) any acceptance of collateral security, guarantors, accommodation parties or sureties for any or all of the Indebtedness; (ii) any one or

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more extensions or renewals of the Indebtedness (whether or not for longer than the original period) or any modification of the interest rates, maturities or other contractual terms applicable to any of the Indebtedness; (iii) any waiver, adjustment, forbearance, compromise or indulgence granted to the Company, any delay or lack of diligence in the enforcement of the Indebtedness, or any failure to institute proceedings, file a claim, give any required notices or otherwise protect any of the Indebtedness; (iv) any full or partial release of, settlement with, or agreement not to sue, the Company or any other person liable in respect of any of the Indebtedness; (v) any discharge of any evidence of the Indebtedness or the acceptance of any instrument in renewal thereof or substitution therefor; (vi) any failure to obtain collateral security (including rights of setoff) for the Indebtedness, or to see to the proper or sufficient creation and perfection thereof, or to establish the priority thereof, or to protect, insure, or enforce any collateral security; or any release, modification, substitution, discharge, impairment, deterioration, waste, or loss of any collateral security; (vii) any foreclosure or enforcement of any collateral security; (viii) any transfer of any of the Indebtedness or any evidence thereof; or (ix) any order of application of any payments or credits upon the Indebtedness.

7.               The Guarantor waives any and all defenses, claims and discharges of the Company, or any other obligor, pertaining to the Indebtedness, except the defense of discharge by payment in full. Without limiting the generality of the foregoing, the Guarantor will not assert, plead, or enforce against the Investor any defense of waiver, release, statute of limitations, res judicata, statute of frauds, fraud, incapacity, minority, usury, illegality, or unenforceability that may be available to the Company or any other person liable in respect of any of the Indebtedness, or any setoff available against the Investor to the Company or any such other person, whether or not on account of a related transaction. The Guarantor expressly agrees that the Guarantor shall be and remain liable, to the fullest extent permitted by applicable law, for any deficiency remaining after foreclosure of any mortgage or security interest securing the Indebtedness, whether or not the liability of the Company or any other obligor for such deficiency is discharged pursuant to statute or judicial decision. The undersigned shall remain obligated, to the fullest extent permitted by law, to pay such amounts as though the Company’s obligations had not been discharged.

8.               If any payment applied by the Investor to the Indebtedness is thereafter set aside, recovered, rescinded, or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of the Company or any other obligor), the Indebtedness to which such payment was applied shall for the purposes of this Guaranty be deemed to have continued in existence, notwithstanding such application, and this Guaranty shall be enforceable as to such Indebtedness as fully as if such application had never been made.

9.               The Guarantor waives any claim, remedy, or other right which the Guarantor may now have or hereafter acquire against the Company or any other person obligated to pay the Indebtedness arising out of the creation or performance of the Guarantor’s obligation under this Guaranty, including, without limitation, any right of subrogation, contribution, reimbursement, indemnification, exoneration, and any right to participate in any claim or remedy the Guarantor may have against the Company, collateral, or other party obligated for the Company’s debts, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law.

10.            The Guarantor waives presentment, demand for payment, notice of dishonor or nonpayment, and protest of any instrument evidencing Indebtedness. The Investor shall not be required first to resort for payment of the Indebtedness to the Company or other persons or their

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properties, or first to enforce, realize upon or exhaust any collateral security for the Indebtedness, before enforcing this Guaranty.

11.            The liability of the Guarantor under this Guaranty is in addition to and shall be cumulative with all other liabilities of the Guarantor to the Investor as guarantor or otherwise, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

12.            This Guaranty shall be effective upon delivery to the Investor, without further act, condition, or acceptance by the Investor, shall be binding upon the Guarantor and the heirs, representatives, successors and assigns of the Guarantor and shall inure to the benefit of the Investor and its participants, successors and assigns; provided that the Guarantor may not assign or transfer any of its rights or obligations under this Guaranty without the prior written consent of the Investor in its sole discretion. Any invalidity or unenforceability of any provision or application of this Guaranty shall not affect other lawful provisions and application hereof, and to this end the provisions of this Guaranty are declared to be severable. Except as authorized by the terms herein, this Guaranty may not be waived, modified, amended, terminated, released, or otherwise changed except by a writing signed by the Guarantor and the Investor. This Guaranty shall be governed by the laws of the State of Delaware.

IN WITNESS WHEREOF, this Guaranty has been duly executed by the Guarantor the day and year first above written.

GUARANTOR:	ADDRESS:

Empire Petroleum Corporation	2200 S. Utica Place, Suite 150
Tulsa, Oklahoma 74114

By: /s/ Michael Morrisett
Name: Michael Morrisett
Title: Chief Executive Officer and President

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